                                   BYLAWS


                                     OF


                CONNECTICUT MUTUAL INVESTMENT ACCOUNTS, INC.




                          AS AMENDED BY RESOLUTIONS

                          OF THE BOARD OF DIRECTORS

                      AND BY THE ACTION OF SHAREHOLDERS

                           THROUGH APRIL 30, 1993

                             AS FURTHER AMENDED

                              JANUARY 29, 1996

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                              CERTIFIED COPY


                                  BYLAWS


                                    OF


                  CONNECTICUT MUTUAL INVESTMENT ACCOUNTS, INC.


ARTICLE I         OFFICES.................................           1

   Section 1.     Principal Executive Office..............           1
   Section 2.     Other Offices...........................           1

ARTICLE II        MEETINGS OF STOCKHOLDERS................           2

   Section 1.     Meetings................................           1
   Section 2.     Place of Meetings.......................           2
   Section 3.     Notice of Meetings; Waiver of Notice....           2
   Section 4.     Quorum..................................           3
   Section 5.     Organization............................           4
   Section 6.     Order of Business.......................           4
   Section 7.     Voting..................................           4
   Section 8.     Fixing of Record Date...................           5
   Section 9.     Inspectors..............................           5
   Section 10.    Consent of Stockholders in Lieu of
                   meeting................................           6

ARTICLE III       BOARD OF DIRECTORS......................           7

   Section 1.     General Powers..........................           7
   Section 2.     Number of Directors.....................           7
   Section 3.     Election and Term of Directors..........           7
   Section 4.     Resignation.............................           8
   Section 5.     Removal of Directors....................           8
   Section 6.     Vacancies...............................           8
   Section 7.     Place of Meetings.......................           9
   Section 8.     Manner of Acting........................           9
   Section 9.     Regular Meetings........................           9
   Section 10.    Special Meetings........................           9
   Section 11.    Annual Meeting..........................           9
   Section 12.    Notice of Special Meetings..............          10
   Section 13.    Waiver of Notice of Meetings..,,.......           10
   Section 14.    Quorum and Voting.......................          10
   Section 15.    Organization............................          11
   Section 16.    Written Consent of Directors in Lieu of
                  Meeting.................................          11
   Section 17.    Compensation............................          12
   Section 18     Investment Policies.....................          12

ARTICLE IV.      COMMITTEES...............................          13

  Section 1.     Executive Committee......................          13
  Section 2.     Other Committees of the Board............          14
  Section 3.     General..................................          14

ARTICLE V        OFFICERS, AGENTS, and EMPLOYEES..........          15

  Section 1.     Number and Qualifications................          15
  Section 2.     Resignations.............................          15
  Section 3.     Removal of Officer, Agent, or Employee...          16
  Section 4.     Vacancies................................          16
  Section 5.     Compensation.............................          16
  Section 6.     Bonds or other Security..................          16
  Section 7.     President................................          16
  Section 8.     Vice President...........................          17
  Section 9.     Treasurer................................          17
  Section 10.    Secretary................................          17
  Section 11.    Delegation of Duties.....................          18

ARTICLE VI       INDEMNIFICATION..........................          18

  Section 1.     Right of Indemnification.................          18
  Section 2.     Disabling Conduct........................          19
  Section 3.     Directors' Standards of Conduct..........          20
  Section 4.     Expenses Prior to Determination..........          20
  Section 5.     Provisions Not Exclusive.................          21
  Section 6.     General..................................          21

ARTICLE VII      CAPITAL STOCK............................          21

  Section 1.     Stock Certificates.......................          21
  Section 2.     Books of Account and Record
                 of Stockholders..........................          22
  Section 3.     Transfers of Shares......................          22
  Section 4.     Rules and regulations....................          23
  Section 5.     Lost, Destroyed, or Mutilated
                 Certificates.............................          23
  Section 6.     Fixing of a Record Date for Dividends
                 and Distributions........................          23
  Section 7.     Registered Owner of Shares...............          24
  Section 8.     Information to Stockholders and Others...          24
  Section 9.     Involuntary Redemption of Shares.........          24

ARTICLE VIII     SEAL.....................................          25

ARTICLE IX       FISCAL YEAR..............................          25

ARTICLE X        DEPOSITORIES and CUSTODIANS..............          25

  Section 1.     Depositories.............................          25
  Section 2.     Custodians...............................          25


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ARTICLE XI       EXECUTION OF INSTRUMENTS.................          25

  Section 1.     Checks, Notes, Drafts, etc...............          25
  Section 2.      Sale or Transfer of Securities..........          26
  Section 3.      Loans...................................          26
  Section 4.      Voting as Securityholder................          26
  Section 5.      Expenses................................          27

ARTICLE XII       INDEPENDENT PUBLIC ACCOUNTANTS (deleted)          27

ARTICLE XIII      ANNUAL STATEMENT........................          27

ARTICLE XIV       AMENDMENTS..............................          28

                                   BYLAWS


                                     OF


                  CONNECTICUT MUTUAL INVESTMENT ACCOUNTS, INC.


                                  ARTICLE I

                                   OFFICES

     Section 1. PRINCIPAL EXECUTIVE OFFICE. The principal executive office of the Corporation shall be at 140 Garden Street, City of Hartford, State of Connecticut.

     Section 2. OTHER OFFICES. The Corporation may have such other offices in such places as the Board of Directors may from time to time determine.


                                  ARTICLE II

                           MEETINGS OF STOCKHOLDERS

     Section 1. MEETINGS. Meetings of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may be brought before the meeting may, but are not required to be held annually; specifically, the Corporation shall not be required to hold a meeting in any year in which none of the following is required to be acted on by stockholders under the Investment Company Act of 1940: (1) the election of directors; (2) the approval of the Corporation's investment advisory agreement;
(3) ratification of the selection of independent public accountants; and (4) approval of the Corporation's distribution agreement. Any business of the Corporation may be transacted at the meeting without being specifically designated in the notice, except such business as is specifically required by statute to be stated in the notice.

     Meetings of the stockholders, unless otherwise provided by law or by the Articles of Incorporation, may be called for any purpose or purposes by a majority of the Board of Directors, by the President, or upon the written request of the holder of at least 25% of the outstanding capital stock of the Corporation entitled to vote at such meeting.

     Section 2. PLACE OF MEETINGS. Meetings of the stockholders shall be held at such place within the United States as the Board of Directors may from time to time determine.

     Section 3. NOTICE OF MEETINGS; WAIVER OF NOTICE. Notice of the place, date, and time of the holding of each meeting of the stockholders and the purpose or purposes of each meeting shall be given personally or by mail, not less than ten nor more than ninety days before the date of such meeting, to each stockholder entitled to vote at such meeting and to each other stockholder entitled to notice of the meeting. Notice by mail shall be deemed to be duly given when deposited in the United States mail addressed to the stockholder at his address as it appears on the records of the Corporation with postage thereon prepaid.

     Notice of any meeting of stockholders shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, or who shall, either before or after the meeting, submit a signed waiver of notice that is filed with the records of the meeting. When a meeting is adjourned to another time and place, unless the Board of Directors, after the adjournment, shall fix a new record date for an adjourned meeting, or unless the adjournment is for more than thirty days, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment is taken.

     Section 4. QUORUM. At all meetings of the stockholders, the holders of a majority of the shares of stock of the Corporation entitled to vote at the meeting, or a majority of the holders of any class of stock with respect to matters on which holders of such class of stock are entitled to vote separately, who are present in person or by proxy shall constitute a quorum for the transaction of any business, except as otherwise provided by statute or by the Articles of Incorporation or these Bylaws. In the absence of quorum no business may be transacted, except that the holders of a majority of the shares of stock who are present in person or by proxy and who are entitled to vote may adjourn the meeting from time to time without notice other than announcement thereat except as otherwise required by these Bylaws, until the holders of the requisite amount of shares of stock shall be so present. At any such adjourned meeting at which a quorum may be present, any business may have been transacted that might have been transacted at the meeting as originally called. The absence from any meeting, in person or by proxy, of holders of the number of shares of stock of the Corporation in excess of a majority thereof that may be required by the laws of the State of Maryland, the Investment Company Act of 1940, as amended, or other applicable statute, the Articles of Incorporation, or these Bylaws for action upon any given matter shall not prevent action at such meeting upon any other matter or matters that may properly come before the meeting, if there shall be present thereat, in person or by proxy,holders of the number of shares of stock of the Corporation required for Action in respect of such other matter or matters.

     Section 5. ORGANIZATION. At each meeting of the stockholders, the Chairman of the Board, if one has been designated by the Board, or in his absence or inability to act, the President, or in the absence or inability to act of both the Chairman of the Board and the President, a Vice-President, shall act as chairman of the meeting. The Secretary, or in his absence or inability to act, any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

       Section 6. ORDER OF BUSINESS. The order of business at all meetings of the stockholders shall be determined by the chairman of the meeting.

       Section 7. VOTING. Except as otherwise provided by statute or the Articles of Incorporation, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the stockholders to one vote for each full share, and a fractional vote for each fractional share, standing in his name on the record of stockholders of the Corporation as of the record date determined pursuant to Section 8 of this
Article II or, if such record date shall not have been so fixed, then at the later of (i) the close of business on the day on which notice of the meeting is mailed or (ii) the thirtieth day before the meeting; provided that stockholders of each class shall not be entitled to vote on matters that do not affect that class and that only affect another class or classes.

       Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by a proxy signed by such stockholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where such proxy states that it is irrevocable and where an irrevocable proxy is permitted by law.

     Except as otherwise provided by statute, the Articles of Incorporation, or these Bylaws, any corporate action to be taken by vote of the stockholders shall be authorized by a majority of the total votes cast at a meeting of stockholders by the holders of shares present in person or represented by proxy and entitled to vote on such action; provided that, to the extent required by the Investment Company Act of 1940, as now in existence or hereinafter amended, if any action is required to be taken by the vote of a majority of the outstanding shares of all the stock or of any class of stock, then such action shall be taken if approved by the lesser of (i) 67 percent or more of the shares present at a meeting in person or represented by proxy, at which more than 50 percent of the outstanding shares are represented or (ii) more than 50 percent of the outstanding shares.

     If a vote shall be taken on any question other than the election of directors, which shall be by written ballot, then unless required by statute or these Bylaws, or determined by the chairman of the meeting to be advisable, any such vote need not be by ballot. On a vote by ballot, such ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

     Section 8. FIXING OF RECORD DATE. The Board of Directors may fix, in advance, a record date not more than ninety nor less than ten days before the date then fixed for the holding of any meeting of the stockholders. All persons who were holders of record of shares at such time, and no others, shall be entitled to vote at such meeting and any adjournment thereof.

     Section 9. INSPECTORS. The Board may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and entitled to vote; the number of shares represented at the meeting; the existence of a quorum; the validity and effect of proxies; and shall receive votes, ballots, or consents; hear and determine all challenges and questions rising in connection with the right to vote; count and tabulate all votes, ballots or consents; determine the result; and do such acts as are proper to conduct the election or vote in fairness to all stockholders. On request of the chairman of the meeting or of any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request, or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as inspector of an election of director. Inspectors need not be stockholders.

     Section 10. CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Except as otherwise provided by statute or the Articles of Incorporation, any action required to be taken at any meeting of stockholders, or any action that may be taken at any meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote, if the following are filed with the records of stockholders' meetings: (i) a unanimous written consent that sets forth the action and is signed by each stockholder entitled to vote on the matter and (ii) a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote thereat.


                               ARTICLE III

                            BOARD OF DIRECTORS

     Section 1. GENERAL POWERS. Except as otherwise provided in the Articles of Incorporation, the business and affairs of the Corporation shall be managed by the Board of Directors. The Board may exercise all the powers of the Corporation and do all such lawful acts and things as are not by statute or the Article of Incorporation directed or required to be exercised or done by the stockholders.

     Section 2. NUMBER OF DIRECTORS. The number of directors may be changed from time to time by resolution of the Board of Directors adopted by a majority of the Directors then in office; provided, however, that the number of directors shall in no event be less than three (3). Any vacancy created by an increase in directors may be filled in accordance with Section 6 of this
Article III. No reduction in the number of directors shall have the effect of removing any director from office before the expiration of his term unless such director is specifically removed pursuant to Section 5 of this Article III at the time of such reduction. Directors need not be stockholders.

     Section 3. ELECTION AND TERM OF DIRECTORS. Each director shall serve indefinitely and until his successor is duly elected and qualified (or, if earlier, the death, resignation, or removal of such director as hereinafter provided in these Bylaws or as otherwise provided by statute or the Articles of Incorporation), except that the Board of Directors may determine a shorter tenure of office for any of its members so long as such shorter period is stated in the notice for the meeting of stockholders at which such election takes place. Elections of Directors shall be by written ballot at a stockholders' meeting held for that purpose.

     Section 4. RESIGNATION. A director of the Corporation may resign at any time by giving written notice of his resignation to the Board, to the Chairman of the Board, to the President, or to the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 5. REMOVAL OF DIRECTORS. A director of the Corporation may be removed by the stockholders by a vote of a majority of the votes entitled to be cast on the matter at any meeting of stockholders, duly called, and at which a quorum is present.

     Section 6. VACANCIES. Any vacancies in the Board, whether arising from death, resignation, removal, an increase in the number of directors, or from any other cause, shall be filled by a vote of the majority of the Board of directors then in office even if such majority is less than a quorum, provided that no vacancies shall be filled by action of the remaining directors, if after the filling of said vacancy or vacancies, less than two-thirds of the directors then holding office shall have been elected by the stockholders of the Corporation. In the event that at any time less than a majority of the directors shall have been elected by the stockholders, a meeting of the stockholders shall be held as promptly as possible and, in any event within sixty days, for the purpose of electing additional directors. Any directors elected or appointed to fill a vacancy shall hold office indefinitely and until a successor shall have been chosen and shall have qualified (unless elected for a definite term) or, if earlier, until the death, resignation, or removal, as hereinafter provided in these Bylaws, or as otherwise provided by statute or the Articles of Incorporation, of such director.

     Section 7. PLACE OF MEETINGS. Meetings of the Board may be held at such place as the Board may from time to time determine or as shall be specified in the notice of such a meeting.

     Section 8. MANNER OF ACTING. Any member of the Board of Directors or of any committee designated by the Board, may participate in a meeting of the Board, or any such committee, as the case may be, by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting. This paragraph shall not be applicable to meetings held for the purpose of voting in respect of approval of (1) contracts or agreements whereby a person undertakes to serve or act as investment adviser for or principal underwriter for the Corporation or (2) a plan for the distribution of the Corporation's securities pursuant to Rule 12b-1 of the Investment Company Act of 1940.

     Section 9. REGULAR MEETINGS. Regular meetings of the Board may be held without notice at such time and place as may be determined by the Board of Directors.

     Section 10. SPECIAL MEETINGS. Special meetings of the Board may be called by two or more directors of the Corporation, by the Chairman of the Board, or by the President.

     Section 11. ANNUAL MEETING. The annual meeting of each newly elected
Board of Directors may be held as soon as practicable after the meeting of stockholders at which the directors were elected. No notice of such annual meeting shall be necessary if held immediately after the adjournment, and at the site, of the meeting of stockholders and only if at least a majority of the Board of Directors were elected or re-elected at such meeting. If not so held, notice shall be given as hereinafter provided for special meetings of the Board of Directors.

     Section 12. NOTICE OF SPECIAL MEETINGS. Notice of each special meeting of the Board shall be given by the Secretary as hereinafter provided, which notice shall state the time and place of the meeting. Notice of each such meeting shall be delivered to each director, either personally or by telephone, cable, or wireless, at least twenty-four hours before the time at which such meeting is to be held, or by first-class mail, postage prepaid, addressed to him at his residence or usual place of business, at least three days before the day on which such meeting is to be held.

     Section 13. WAIVER OF NOTICE OF MEETING. Notice of any special meeting need not be given to any director who shall, either before or after the meeting, sign a written waiver of notice or who shall attend such meeting. Except as otherwise specifically required by these Bylaws, a notice or waiver of notice of any meeting need not state the purpose of such meeting.

     Section 14. QUORUM AND VOTING. One-third, but not less than two, of the members of the entire Board shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and, except as otherwise expressly required by the Articles of Incorporation, these Bylaws, the Investment Company Act of 1940, as amended, or other applicable statute, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board; provided, however, that the approval of any contract with an investment adviser or principal underwriter, as such terms are defined in the Investment Company Act of 1940, as amended, that the Corporation enters into or any renewal or amendment thereof, the approval of the fidelity bond required by the Investment Company Act of 1940, as amended, and the selection of the Corporation's independent public accountant shall each require the affirmative vote of a majority of the directors who are not parties to any such contract or "interested persons" of any such party, as defined in the Investment Company Act of 1940 and the Rules thereunder), so long as the Corporation is subject to such Act and such Act so requires. In the absence of a quorum at any meeting of the Board, a majority of the directors present thereat may adjourn such meeting to another time and place until a quorum shall be present thereat. Notice of the time and place of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless such time and place were announced at the meeting at which the adjournment was taken, to the other directors. Any such notice shall be given as provided for in Section 12 hereof. At any adjourned meeting which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

     Section 15. ORGANIZATION. The Board may, by resolution adopted by a majority of the entire Board, designate a Chairman of the Board, who shall preside at each meeting of the Board. In the absence or inability of the Chairman of the Board to preside at a meeting, the President, or, in his absence or inability to act, another director chosen by a majority of the directors present, shall act as chairman of the meeting and preside thereat.

The Secretary (or, in his absence or inability to act, any person appointed by the chairman) shall act as secretary of the meeting and keep the minutes thereof.

     Section 16. WRITTEN CONSENT OF DIRECTORS IN LIEU OF A MEETING. Except as otherwise required by the Investment Company Act of 1940, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or of the committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

     Section 17. COMPENSATION. Directors may receive compensation for services to the Corporation in their capacities as director or otherwise in such manner and in such amount as may be fixed from time to time by the Board.

     Section 18. INVESTMENT POLICIES. It shall be the duty of the Board of Directors to ensure that the purchase, sale, retention and disposal of portfolio securities and the other investment practices of the Corporation are at all times consistent with the investment policies and restrictions with respect to securities investment and otherwise of the Corporation (or if the stock is issued in classes or series, the policies and restrictions applicable to such class or series) as recited in these Bylaws and the current Registration Statement of the Corporation filed from time to time with the Securities and Exchange Commission and as required by the Investment Company Act of 1940, as amended. The Board, however, may delegate the duty of management of the assets and the administration of its day-to-day operations to an individual or corporate management company and/or investment adviser pursuant to written contract or contracts which have obtained the requisite approval, including the requisite approval of renewals thereof, of the Board of Directors and/or the stockholders of the Corporation in accordance with the provisions of the Investment Company Act of 1940, as amended.


                               ARTICLE IV

                               COMMITTEES

     Section 1. EXECUTIVE COMMITTEE. The Board may, by resolution adopted by a majority of the entire Board, designate an Executive Committee consisting of two or more of the directors of the Corporation, which committee shall have and may exercise all the powers and authority of the Board with respect to all matters other than:

     (a) the submission to stockholders of any action requiring authorization of stockholders pursuant to regulation or statute or the Articles of Incorporation;

     (b) the filling of vacancies on the Board of Directors;

     (c) the fixing of compensation of the directors for serving on the Board or on any committee of the Board, including the Executive Committee;

     (d) the approval or termination of any contract with an investment adviser or principal underwriter, as such terms are defined in the Investment Company Act of 1940, as amended, or the taking of any other action required to be taken by the Board of Directors or a portion thereof by the Investment Company Act of 1940, as amended;

     (e) the amendment or repeal of these Bylaws or the adoption of new
Bylaws;

     (f) the amendment or repeal of any resolution of the Board that by its terms may be amended or repealed only by the Board; and

     (9) the declaration of dividends and the issuance of capital stock of the Corporation.

The Executive Committee shall keep written minutes of its proceedings and shall report such minutes to the Board. All such proceedings shall be subject to revision or alteration by the Board; provided, however, that third parties shall not be prejudiced by such revision or alteration.

     Section 2. OTHER COMMITTEES OF THE BOARD. The Board of Directors may from time to time, by resolution adopted by a majority of the whole Board, designate one or more other committees of the Board, each such committee to consist of such number of directors and to have such powers and duties as the Board of Directors may, by resolution, prescribe.

     Section 3. GENERAL. One-third, but not less than two, of the members of any committee shall be present in person at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting and the act of a majority present shall be the act of such committee. The
Board may designate a chairman of any committee and such chairman or any two members of any committee may fix the time and place of its meeting unless the Board shall otherwise provide. In the absence or disqualification of any member of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The Board shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board from appointing one or more committee consisting wholly or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority or power of the Board in the management of the business or affairs of the Corporation.


                                    ARTICLE V

                         OFFICERS, AGENTS, AND EMPLOYEES

     Section 1. NUMBER AND QUALIFICATIONS. Three officers of the Corporation shall be a President, who shall be a director of the Corporation, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may elect or appoint one or more Vice Presidents and may also appoint such other officers, agents and employees as it may deem necessary or proper. Any two or more offices may be held by the same person, except the offices of President and Vice President, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity. Such officers shall be elected annually by the Board of Directors for a one year term, each to hold office until his successor shall have been duly elected and shall have qualified or, if earlier, until the death, resignation, or removal of such officer, as hereinafter provided in these Bylaws or as otherwise provided by statute or the Article of Incorporation. The Board may from time to time elect, or delegate to the President the power to appoint, such officers (including one or more Assistant Vice Presidents, one or more Assistant Treasurers, and one or more Assistant Secretaries) and such agents as may be necessary or desirable for the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the Board or by the appointing authority.

     Section 2. RESIGNATIONS. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board, the Chairman of the Board, the President, or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 3. REMOVAL OF OFFICER, AGENT, OR EMPLOYEE. Any officer, agent, or employee of the Corporation may be removed by the Board of Directors with or without cause at any time, and the Board may delegate such power of removal as to agents and employees not elected or appointed by the Board of Directors. Such removal shall be without prejudice to such person's contract rights, if any, but the appointment of any person as an officer, agent or employee of the Corporation shall not of itself create contract rights.

     Section 4. VACANCIES. A vacancy in any office, whether arising from death, resignation, removal, or from any other cause, may be filled for the unexpired portion of the term of the office which shall be vacant, in the manner prescribed in these Bylaws for the regular election or appointment to such office.

     Section 5. COMPENSATION. The compensation of the officers of the Corporation shall be fixed by the Board of Directors, but this power may be delegated to any officer in respect of other officers under his control.

     Section 6. BONDS OR OTHER SECURITY. If required by the Board, any officer, agent, or employee of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety or sureties as the Board may require.

     Section 7. PRESIDENT. The President shall be the chief executive officer of the Corporation. Only members of the Board of Directors are eligible to be President. In the absence of the Chairman of the Board (or if there be none), he shall preside at all meetings of the stockholders and of the Board of Directors. He shall have, subject to the control of the Board of Directors, general charge of the business and affairs of the Corporation. He may employ and discharge employees and agents of the Corporation, except such as shall be appointed by the Board, and he may delegate these powers.

     Section 8. VICE PRESIDENT. Each Vice President shall have such powers and perform such duties as the Board of Directors or the President may from time to time prescribe.

     Section 9. TREASURER. The Treasurer shall:

     (a) have charge and custody of, and be responsible for, all the funds and securities of the Corporation, except those that the Corporation has placed in the custody of a bank or trust company or member of a national securities exchange (as that term is defined in the Securities Exchange Act of 1934) pursuant to written agreement designating such bank or trust company or member of a national securities exchange as custodian of the property of the Corporation;

     (b) keep full and accurate account of receipts and disbursements in books belonging to the Corporation;

     (c) cause all moneys and other valuables to be deposited to the credit of the Corporation;

     (d) receive, and give receipts for, moneys due and payable to the Corporation from any source;

     (e) disburse the funds of the Corporation and supervise the investment of its funds as ordered or authorized by the Board, taking proper vouchers therefor; and

     (f) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board or the President.

     Section 10. SECRETARY. The Secretary shall:

     (a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board, of the committees of the Board, and of the stockholders;

     (b) see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law;

     (c) be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

     (d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and,

     (e) in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of the President.

     Section 11. DELEGATION OF DUTIES. In case of the absence of any officer of the Corporation, or for any other reason that the Board may seem sufficient, the Board may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any director.


                                  ARTICLE VI

                               INDEMNIFICATION

     Section 1. RIGHT OF INDEMNIFICATION. Every person who is or was an officer, director, employee, or agent of the Corporation shall have a right to be indemnified by the Corporation to the fullest extent permitted by applicable law against all liability, judgments, fines, penalties, settlements and reasonable expenses incurred by him in connection with or resulting from any threatened or actual claim, action, suit or proceeding, whether criminal, civil, or administrative, in which he may become involved as a party or otherwise by reason of his being or having been a director, officer or employee, except as provided in Sections 2 and 3 of these Bylaws.

     Section 2. DISABLING CONDUCT. No such person shall be indemnified for any liabilities or expenses arising by means of "disabling conduct," whether or not there is an adjudication of liability. "Disabling conduct" means willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of office.

     Whether any such liability arose out of disabling conduct shall be determined: (a) by a final decision on the merits (including, but not limited to, a dismissal for insufficient evidence of any disabling conduct) by a court or other body before which the proceeding was brought that the person seeking indemnification ("indemnitee") was not liable by reason of such disabling conduct; or (b) in the absence of such a decision, by a reasonable determination, based upon the review of the facts, that such person was not liable by reason of disabling conduct, (i) by the vote of a majority of a quorum of directors who are neither "interested persons" of the Corporation (as defined in the Investment Company Act of 1940) nor parties to the action, suit or proceeding in question ("disinterested, non-party directors"), or (ii) by independent legal counsel in a written opinion if a quorum of disinterested, non-party directors so directs or if such quorum is not obtainable; or (iii) by a majority vote of the shareholders, or (iv) by any other reasonable and fair means not inconsistent with any of the above.

     The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that any liability or expense arose by reason of disabling conduct.

     Section 3. DIRECTORS' STANDARDS OF CONDUCT. No person who is or was a director shall be indemnified under this Article VI for any liabilities or expenses incurred by reason of advice in that capacity if it is proved that (1) the act or omission of the person was material to the cause of action adjudicated in the proceeding, and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; or (2) the person actually received an improper personal benefit in money, property, or services; or (3) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful.

     Section 4. EXPENSES PRIOR TO DETERMINATION. Any liabilities or expenses of the type described in Section 1 may be paid by the Corporation in advance of the final disposition of the claim, action, suit or proceeding, as authorized by the directors in a specific case, (a) upon receipt of a written undertaking by or on behalf of the indemnitee to repay the advance, unless it shall be ultimately determined that such person is entitled to indemnification; and (b) provided that (i) the indemnitee shall provide security for that undertaking, or (ii) the Corporation shall be insured against losses arising by reason of any lawful advance, or (iii) a majority of a quorum of disinterested, non-party directors, or independent legal counsel in a written option, shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe the indemnitee ultimately will be found entitled to indemnification.

     A determination pursuant to subparagraph (c)(iii) of this Section 4 shall not prevent the recovery from any indemnitee of any amount advanced to such person as indemnification if such person is subsequently determined not to be entitled to indemnification; nor shall a determination pursuant to said paragraph prevent the payment of indemnification if such person is subsequently found to be entitled to indemnification.

     Section 5. PROVISIONS NOT EXCLUSIVE. The indemnification provided by this Article VI shall not be deemed exclusive of any rights to which those seeking indemnification may be entitled under any law, agreement, vote of shareholders, or otherwise.

     Section 6. GENERAL. No indemnification provided by this Article shall be inconsistent with the Investment Company Act of 1940, the Securities Act of 1933 or the Maryland Corporations and Associations Code.

     Any indemnification provided by this Article shall continue as to a person who has ceased to be a director, officer, or employee, and shall inure to the benefit of the heirs, executors and administrators of such person.

                                ARTICLE VII

                               CAPITAL STOCK

     Section 1. STOCK CERTIFICATES. Each holder of stock of the Corporation shall be entitled upon request to have a certificate or certificates, in such form as shall be approved by the Board, representing the number of shares of stock of the Corporation owned by him; provided, however, that certificates for fractional shares will not be delivered in any case. The certificates representing shares of stock shall be signed by or in the name of the Corporation by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and sealed with the seal of the Corporation. Any or all of the signatures or the seal on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate shall be issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent, or registrar were still in office at the date of issue.

     Section 2. BOOKS OF ACCOUNT AND RECORD OF STOCKHOLDERS. There shall be kept at the principal executive office of the Corporation correct and complete books and records of account of all the business and transactions of the Corporation. There shall be made available upon request of any stockholder, in accordance with Maryland law, a record containing the number of shares of stock issued during a specified period not more than twelve months before the date of the request and the consideration received by the Corporation for each such share.

     Section 3.   TRANSFERS OF SHARES. Transfers of shares of stock of the

Corporation shall be made on the stock records of the Corporation only by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates, if issued, for such shares properly endorsed or accompanied by a duly executed stock transfer power and on the payment of all taxes thereon. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of stockholders as the owner of such share or shares for all purpose including, without limitation, the right to receive dividends or other distributions and to vote as such owner and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person.

     Section 4. RULES AND REGULATIONS. The Board may make such additional rules and regulations, not inconsistent with these Bylaws, as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.

     Section 5. LOST, DESTROYED, OR MUTILATED CERTIFICATES. Upon notification by the holder of any certificate representing shares of stock of the Corporation of any loss, destruction, or mutilation of such certificate, the Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it that the owner thereof shall allege to have been lost or destroyed or which shall have been mutilated, and the Board may, in its discretion, require such owner or his legal representative to give to the Corporation bond in such sum as the Board may determine to be sufficient, and in such form and with such surety or sureties, as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or issuance of a new certificate. Anything herein to the contrary notwithstanding, the Board, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Maryland.

     Section 6. FIXING OF A RECORD DATE FOR DIVIDENDS AND DISTRIBUTIONS. The Board may fix, in advance, a date not more than sixty days preceding the date fixed for the payment of any dividend or the making of any distribution or the allotment of rights to subscribe for securities of the Corporation, or for the delivery of evidence of rights or evidences of interests arising out of any change, conversion, or exchange of common stock or other securities, as the record date for the determination of the stockholders entitled to receive any such dividend, distribution, allotment, rights, or interests, and in such case only the stockholders on record at the time so fixed shall be entitled to receive such dividend, distribution, allotment, rights, or interests.

     Section 7. REGISTERED OWNER OF SHARES. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Maryland.

     Section 8. INFORMATION TO STOCKHOLDERS AND OTHERS. Any stockholder of the Corporation or his agent may inspect and copy during usual business hours the Corporation's Bylaws, minutes of the proceedings of its stockholders, annual statements of its affairs, and voting trust agreements on file at its principal office.

     Section 9. INVOLUNTARY REDEMPTION OF SHARES. Subject to policies established by the Board of Directors, the Corporation shall have the right to involuntarily redeem shares of its common stock if at any time the value of a stockholder's investment in the Corporation is less than $500.


                                ARTICLE VIII

                                    SEAL

     The seal of the Corporation shall be circular in form and shall bear, in addition to any other emblem or device approved by the Board of Directors, the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "Maryland." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.


                                 ARTICLE IX

                                 FISCAL YEAR

     Unless otherwise determined by the Board, the fiscal year of the Corporation shall end on the 31st day of December each year.

                                 ARTICLE X

                         DEPOSITORIES AND CUSTODIANS

     Section 1. DEPOSITORIES. The funds of the Corporation shall be deposited with such banks or other depositories as the Board of Directors of the Corporation may from time to time determine.

     Section 2. CUSTODIANS. All securities and other investments shall be deposited in the safekeeping of such banks or other companies as the Board of Directors of the Corporation may from time to time determine. Every arrangement entered into with any bank or other company for the safekeeping of the securities and investments of the Corporation shall contain provisions complying with the Investment Company Act of 1940, as amended, and the general rules and regulations thereunder.


                                  ARTICLE XI

                           EXECUTION OF INSTRUMENTS

     Section 1. CHECKS, NOTES, DRAFTS, ETC. Checks, notes, drafts, acceptances, bills of exchange, and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board of Directors by resolution shall from time to time designate.

     Section 2. SALE OR TRANSFER OF SECURITIES. Stock certificates, bonds, or other securities at any time owned by the Corporation may be held on behalf of the Corporation or sold, transferred, or otherwise disposed of pursuant to authorization by the Board and, when so authorized to be held on behalf of the Corporation or sold, transferred or otherwise disposed of, may be transferred from the name of the Corporation by the signature of the President, a Vice President, the Treasurer, the Assistant Treasurer, the Secretary, or the

Assistant Secretary.

     Section 3. LOANS. No loan or advance shall be contracted on behalf of the Corporation, and no note, bond or other evidence of indebtedness shall be executed or delivered in its name, except as may be authorized by the Board of Directors. Any such authorization may be general or limited to specific loans or advances, or notes, bonds or other evidences of indebtedness. Any officer or agent of the Corporation so authorized may effect loans and advances on behalf of the Corporation and in return for any such loans or advances may execute and deliver notes, bonds or other evidences of indebtedness of the Corporation.

     Section 4. VOTING AS SECURITYHOLDER. The President and such other person or persons as the Board of Directors may from time to time authorize, shall each have full power and authority on behalf of the Corporation, to attend any meeting of securityholders of any corporation in which the Corporation may hold securities, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such securities, and to execute any instrument expressing consent to or dissent from any action of any such corporation without a meeting, subject to such restrictions or limitations as the Board of Directors may from time to time impose.

     Section 5. EXPENSES. Each class of shares of the Corporation shall be charged with all the expenses, costs, charges, reserves or other liabilities directly attributable to that class and with that proportion of the other expenses of the Corporation, including general administrative expenses and fees of the investment advisor, accountants and attorneys, which the total net assets of each class of shares bears to the total net assets of all classes of shares. The foregoing charges when determined in the manner prescribed by the Board of Directors shall be conclusive and binding for all purposes.


                                  ARTICLE XII

                     INDEPENDENT PUBLIC ACCOUNTS (DELETED)


                                 ARTICLE XIII

                               ANNUAL STATEMENT

    The books of account of the Corporation shall be examined by an independent firm of public accountants at the close of each annual period of the Corporation and at such other times as may be directed by the Board. (The firm of independent public accountants that shall sign or certify the financial statements of the Corporation that are filed with the Securities and Exchange Commission shall be selected annually by the Board of Directors in accordance with the provisions of the Investment Company Act of 1940, as amended.) A report to the stockholders based upon each such examination shall be mailed to each stockholder of the Corporation of record on such date with respect to each report as may be determined by the Board, at his address as the same appears on the books of the Corporation. Such annual statement shall also be available at the annual meeting of stockholders and be placed on file at the Corporation's principal office in the State of Maryland. Each such report shall show the assets and liabilities of the Corporation as of the close of the annual or quarterly period covered by the report and the securities in which the funds of the Corporation were then invested. Such report shall also show the Corporation's income and expenses for the period from the end of the Corporation's preceding fiscal year to the close of the annual or quarterly period covered by the report and any other information required by the Investment Company Act of 1940, as amended, and shall set forth such other matters as the Board or such firm of independent public accountants shall determine.


                                 ARTICLE XIV

                                 AMENDMENTS

     These Bylaws or any of them may be amended, altered, or repealed at any meeting of the stockholders at which a quorum is present or represented, provided that notice of the proposed amendment, alteration, or repeal be contained in the notice of such meeting. These Bylaws, or any of them, may also be amended, altered, or repealed by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board of Directors. A certified copy of these Bylaws, as they may be amended from time to time, shall be kept at the principal office of the Corporation.

                          AMENDMENT TO THE BY-LAWS OF
                  CONNECTICUT MUTUAL INVESTMENT ACCOUNTS, INC.

    Article II, Section 7 of the By-Laws is amended by adding the following provision to the second paragraph:

    "A proxy with respect to shares held in the name of two or more persons shall be valid if executed by or on behalf of any one of them unless at or prior to exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. The placing of a stockholder's name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such shareholder shall constitute execution of such proxy by or on behalf of such stockholder."

Authorized by vote of the Board of Directors on January 29, 1996